UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

New Era Marketing, Inc.
(Exact name of Registrant as specified in charter)

Nevada	20-3155365
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

10620 Southern Highlands Parkway Suite 110-433
Las Vegas, Nevada	89141
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 000-1357800 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK
(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Common Stock being registered, reference is made to the section entitled “Description of Securities” included in the Prospectus (the “Prospectus”) dated July 6, 2006 contained in the Registrant’s Registration Statement on Form SB-2, File No. 333-135647, filed with the Securities and Exchange Commission on July 7, 2006, as amended (the “Registration Statement”).

Item 2. Exhibits

Exhibit Number	Name and/or Identification of Exhibit

4.	Instruments defining rights of security holders including indentures

Excerpt from page 14 of the Form SB-2/A Registration Statement filed July 7, 2006

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Signature	Title	Date

/s/ Joseph MacKenzie	Chief Financial Officer	August 1, 2006
Joseph MacKenzie

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